Exhibit 23.1

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Commission File Numbers 333-104445, 333-122514, 333-150355) pertaining to Renasant Bank 401(k) Plan of our report dated June 29, 2009 relating to the financial statements and schedules of Renasant Bank 401(k) Plan for the plan years ending December 31, 2008 and 2007 included in this Annual Report on Form 11-K.

/s/ T. E. Lott & Company

Columbus, Mississippi

June 29, 2009